Exhibit 99.1

TVI CORPORATION REPORTS FOURTH QUARTER AND

YEAR END 2007 FINANCIAL RESULTS

Company Makes Progress on Financial and Operational Turnaround

GLENN DALE, MD – March 11, 2008 – TVI Corporation (NASDAQ: TVIN), an international supplier of military and civilian emergency first responder and first receiver products, personal protection products, quick-erect shelter systems and event shelter and equipment rentals, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2007.

Fourth Quarter 2007 Results

•	Revenue was $8.3 million, compared with $11.1 million for the fourth quarter of 2006.

•	Gross profit margin was 14.1%, compared with 37.6% for the fourth quarter of 2006.

•	Operating loss was $5.3 million, compared with operating loss of $328,000 for the fourth quarter of 2006.

•

Net loss was $8.3 million, or ($0.24) per share, compared with net loss of $470,000, or ($0.01) per share, for the fourth quarter of 2006. Net loss for the fourth quarter of 2007 includes pre-tax, non-cash impairment charges of $5.0 million and a non-cash tax valuation allowance of $1.0 million.

•	Cash and short-term investments totaled $328,000 as of December 31, 2007, compared with $4.2 million as of December 31, 2006.

Year-End 2007 Results

•	Revenue was $46.9 million, an increase of 30% compared with $36.2 million for 2006.

•	Gross profit margin was 15.7%, compared with 47.3% for 2006.

•	Operating loss was $17.4 million, compared with operating income of $3.6 million for 2006.

•

Net loss was $29.6 million, or ($0.88) per share, compared with net income of $1.9 million, or $0.06 per diluted share, for 2006. Net loss for 2007 includes pre-tax, non-cash impairment charges of $17.0 million of which $4.8 million is non-deductible and non-cash tax valuation allowances of $2.6 million.

Comments on the Fourth Quarter and Year Ended 2007

“Our fourth quarter and year end results reflect a changing TVI,” said Lt. General Harley A. Hughes, TVI’s President and Chief Executive Officer. “TVI entered 2007 as a troubled company, uncertain about its leadership, its financial health and its prospects. During the year, we brought on a new executive team, formulated a comprehensive strategy to turn around the organization and began to execute against that plan. Although we still have much to accomplish, the progress we made in the fourth quarter and throughout 2007 makes us a far stronger enterprise and positions us to see positive results in 2008.”

“As we announced last month, we achieved a major milestone when we closed on the restructuring of our credit facility with Branch Banking & Trust,” continued Hughes. “The new $22.5 million, six-year term facility provides TVI with the financial flexibility we need to capture near-term opportunities while we work to return the Company to operating profitability. In addition, we continue to aggressively take significant costs out of the business, primarily by reducing facilities costs and headcount. For example, the aggregate amount of facilities costs and headcount reductions implemented company-wide during 2007, on an annualized basis, was approximately $3.5 million. In addition, during 2007, we closed the California branch of Signature which, for the year ended 2007, generated approximately $1.6 million in operating losses. These initiatives should significantly improve our cash flow and bottom line in 2008.”

“Profitability starts at the top line, and we made excellent progress in the quarter toward achieving our target revenue mix,” said Hughes. “Across all three TVI businesses, a larger proportion of our revenue came from stable, long-term customers with the potential for recurring orders.”

“In addition, we were successful in continuing to shift our remaining Signature business away from its traditional focus on low-margin, event rentals toward integrated facilities that generate recurring and higher-margin revenue,” Hughes said. “We also made progress toward our goal of increasing TVI’s revenue from customers in the government sector, which is where we see the most opportunity. In our Shelter and Related Products division, about two-thirds of our revenue in the fourth quarter was generated by government orders.”

“Our government sector initiatives were highlighted by our ongoing work with the U.S. Army to complete first article testing of our C2A1 filter canisters,” said Hughes. “As we announced last month, the testing has been completed and our Personal Protection Equipment business has received an approval letter from the Army authorizing canister production under initial orders valued at more than $2.5 million. We anticipate that these product shipments will be fulfilled by the third quarter of 2008 and we anticipate the opportunity to bid on future orders under this contract prior to completion of the initial orders.”

“We are proud to be headquartered in the State of Maryland with its supportive Congressional representatives. We extend our sincere thanks to Senator Barbara Mikulski and Representatives Steny Hoyer, Albert Wynn and Roscoe Bartlett for their continued support of TVI in our increasingly important role as a manufacturer and provider of critical equipment and services in support of our first responders and first receivers and the United States military,” Hughes said.

Business Outlook

“We are committed to demonstrating operational improvements and positive financial results for TVI,” said Hughes. “While we have carefully mapped out a plan to return the Company to profitable operations, executing a comprehensive strategic turnaround takes time. We currently expect TVI’s top-line results to improve within the first half of 2008 while we continue our turnaround initiatives and begin to realize the related cost savings during that period. Looking further ahead, we expect to report operating profit in the third quarter of 2008.”

Conference Call Information

TVI’s management will host a conference call today at 10:00 a.m. (ET). To participate in the call please dial (888) 601-3884 or (913) 312-0863. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of military and civilian emergency first responder and first receiver products, personal protection products and quick-erect shelter systems. These products include powered air-purifying respirators, respiratory filters and quick-erect shelter systems used for decontamination, hospital surge systems and command and control. The users of these products include military and homeland defense/homeland security customers. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the government and defense, corporate, sporting and hospitality industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving revenue expectations; unanticipated costs or charges; our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our target markets. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2006

(In thousands, except per share data)

	(Unaudited)
	December 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$328	$1,757
Marketable securities - available for sale	—	2,434
Accounts receivable - trade, net	6,158	11,027
Inventories, net	5,203	6,226
Income taxes receivable	2,892	1,308
Deferred income taxes	836	722
Prepaid expenses and other current assets	1,700	3,933

Total current assets	17,117	27,407

PROPERTY, PLANT AND EQUIPMENT, NET	19,398	18,428

OTHER ASSETS
Goodwill	3,602	20,932
Intangible assets, net	1,372	5,976
Deferred income taxes	4,582	—
Other	178	48

Total other assets	9,734	26,956

TOTAL ASSETS	$46,249	$72,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,116	$2,209
Accrued expenses	4,648	2,302
Deferred income taxes	661	—
Current portion of long-term debt	2,292	2,500
Current portion of non-compete payments	—	669

Total current liabilities	11,717	7,680

LONG-TERM LIABILITIES
Long-term debt, net of current portion	23,144	24,216
Non-compete payments, net of current portion	—	1,566
Deferred income taxes	1,492	631

Total long-term liabilities	24,636	26,413

TOTAL LIABILITIES	36,353	34,093

STOCKHOLDERS’ EQUITY
Preferred stock - $1.00 par value; 1,200 shares authorized, no shares issued and outstanding at December 31, 2007 and December 31, 2006	—	—
Common stock - $0.01 par value; 98,800 shares authorized, 34,169 and 33,174 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	342	332
Additional paid-in capital	26,798	25,991
Retained earnings (accumulated deficit)	(17,244)	12,375

TOTAL STOCKHOLDERS’ EQUITY	9,896	38,698

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,249	$72,791

TVI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Quarters and Years Ended December 31, 2007 and 2006

(In thousands, except per share data)

(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
NET REVENUE	$8,287	$11,070	$46,908	$36,165
COST OF REVENUE	7,118	6,904	39,524	19,068

GROSS PROFIT	1,169	4,166	7,384	17,097

OPERATING EXPENSES
Selling, general and administrative expenses	6,068	4,462	23,000	12,275
Research and development expenses	370	32	1,800	1,212

Total operating expenses	6,438	4,494	24,800	13,487

OPERATING INCOME (LOSS)	(5,269)	(328)	(17,416)	3,610
GOODWILL AND INTANGIBLE IMPAIRMENT CHARGES	5,021	—	17,021	—
GAIN ON SALE OF ASSETS	(1,443)	—	(1,443)	—
LOSS FROM TERMINATION OF JOINT VENTURE AGREEMENT	—	—	—	282
INTEREST AND OTHER EXPENSE, NET	595	338	2,372	169

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(9,442)	(666)	(35,366)	3,159
PROVISION (BENEFIT) FOR INCOME TAXES	(1,180)	(196)	(5,747)	1,255

INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	(8,262)	(470)	(29,619)	1,904
NON-CONTROLLING INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	—	—	—	4

NET INCOME (LOSS)	$(8,262)	$(470)	$(29,619)	$1,908

EARNINGS (LOSS) PER COMMON SHARE - BASIC	$(0.24)	$(0.01)	$(0.88)	$0.06
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	34,067	32,994	33,636	32,751
EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$(0.24)	$(0.01)	$(0.88)	$0.06
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	34,067	32,994	33,636	33,120

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2007 and 2006

(In thousands)

(Unaudited)

	2007	2006
OPERATING ACTIVITIES
Net income (loss)	$(29,619)	$1,908
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Goodwill and intangible impairment charges	17,021	—
Depreciation and amortization	4,238	1,450
Gain on sale of assets	(1,443)	—
Loss on termination of joint venture agreement	—	282
Write-off of prepaid acquisition costs	—	143
Provision for doubtful accounts	854	41
Deferred income tax benefit	(3,174)	60
Non-controlling interest in net loss of consolidated subsidiary	—	(4)
Stock-based compensation expense	323	831
Excess tax benefit from stock-based compensation	—	(170)
Imputed interest expense associated with non-compete agreements	330	—
Earnings on marketable securities reinvested	(26)	(134)
Changes in operating assets and liabilities:
Accounts receivable, trade	4,015	515
Inventory	896	(1,844)
Prepaid expenses and other current assets	1,796	(462)
Income taxes	(1,584)	(2,777)
Accounts payable	1,907	(3,637)
Accrued expenses	2,413	241

Net cash used in operating activities	(2,053)	(3,557)

INVESTING ACTIVITIES
Purchases of intangible assets	(70)	(69)
Purchases of marketable securities	(800)	—
Proceeds from sale of marketable securities	3,260	1,800
Purchases of property, plant and equipment	(2,803)	(2,005)
Proceeds from sale of property, plant and equipment	2,639	—
Payments for lease deposits	(109)	—
Payments on non-compete agreements	(260)	(62)
Cash payments for acquisitions, net of cash received	—	(282)

Net cash provided by (used in) investing activities	1,857	(618)

FINANCING ACTIVITIES
Net borrowings on line of credit	1,220	3,416
Payments on long-term debt	(2,500)	(208)
Payments of bank commitment fee and other	—	(57)
Excess tax benefit from stock-based compensation	—	170
Proceeds from exercise of stock options	47	22

Cash provided by (used in) financing activities	(1,233)	3,343

Net decrease in cash and cash equivalents	(1,429)	(832)
Cash and cash equivalents at beginning of year	1,757	2,589

Cash and cash equivalents at end of year	$328	$1,757

TVI CORPORATION

SEGMENT DATA

December 31, 2007 and 2006

(In thousands)

(Unaudited)

	For the Years Ended December 31,
	2007	2006
Net revenue
Shelters and related products	$12,988	$26,080
Personal protection equipment	6,443	6,641
SSES rental services	27,477	3,444

	$46,908	$36,165

Operating income (loss)
Shelters and related products	$(4,958)	$3,976
Personal protection equipment	(2,115)	549
SSES rental services	(10,343)	(915)

	$(17,416)	$3,610

Depreciation and amortization
Shelters and related products	$474	$759
Personal protection equipment	262	161
SSES rental services	3,502	530

	$4,238	$1,450

Capital expenditures, gross
Shelters and related products	$171	$1,684
Personal protection equipment	888	284
SSES rental services	1,744	37

	$2,803	$2,005

	As of December 31,
	2007	2006
Total assets
Shelters and related products	$10,197	$19,343
Personal protection equipment	13,204	23,373
SSES rental services	22,848	30,075

	$46,249	$72,791